Exhibit 10.3

May 1, 2012

Excel Mortgage Servicing, Inc.	AmeriHome Mortgage Corporation
19500 Jamboree Road	19500 Jamboree Road
Irvine, CA 92162	Irvine, CA 92162

Integrated Real Estate Service Corporation
19500 Jamboree Road
Irvine, CA 92162

Re:  First Amendment to Master Repurchase Agreement and Pricing Letter (“First Amendment”).

This First Amendment is made this 1st day of May, 2012, by and among, Excel Mortgage Servicing, Inc. and AmeriHome Mortgage Corporation (each a “Seller” and collectively the “Sellers”), Integrated Real Estate Service Corporation (the “Guarantor”) and EverBank (“Buyer”), to the Master Repurchase Agreement dated August 31, 2011 (the “Repurchase Agreement”) and the Pricing Letter dated August 31, 2011 (the “Pricing Letter”)  The Repurchase Agreement and Pricing Letter are sometimes hereinafter collectively referred to as the “Agreement.”

WHEREAS, Sellers and Guarantor requested that Buyer amend the Agreement; and

WHEREAS, Sellers, Guarantor and Buyer have agreed to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

SECTION 1.                            Amendments.

(a)                                 The following definitions contained in the Pricing Letter are hereby amended and restated in their entirety as follows:

“Approved Mortgage Product” shall mean the following mortgage products approved by Buyer for Transactions under the Agreement:  Conforming Mortgage Loans, Eligible Government Mortgage Loans, Jumbo Mortgage Loans, Eligible Correspondent Mortgage Loans and High LTV VA Refinance Loans.  In no event shall an Ineligible Product be an Approved Mortgage Product.

“Concentration Limit” as of any date of determination, with respect to the Eligible Mortgage Loans included in any Concentration Category, the applicable amount which the aggregate Purchase Price for such Eligible Mortgage Loans may not at any time exceed, as set forth in the below table.

Concentration Category	Concentration Limit (percentages based on Maximum Purchase Amount)

Aged Loans	5%

Wet Mortgage Loans	40%

Jumbo Loans	10%

Eligible Correspondent Loans	10%

High LTV VA Refinance Loans	10%

“Eligible Government Mortgage Loan” shall mean a Government Mortgage Loan, other than a High LTV VA Refinance Loan, which has a FICO score of at least 620.

“Ineligible Product” shall mean any mortgage product that is not an Approved Mortgage Product.  Unless approved by Buyer in writing in advance on a case-by-case basis and subject to additional documentation, “Ineligible Product” shall also mean any Mortgage Loans with respect to which any Mortgagor thereunder is a shareholder, director, officer, or employee of Seller or an Affiliate, or a Relative of any of the foregoing.

“Maximum Purchase Amount” is $50,000,000.00.  A pro-rata fee of 0.125% will be assessed on the amount representing the increased commitment ($25,000,000.00) for the remaining term of the Agreement.

“Minimum Reserve Amount” is $500,000.00.

“Pricing Spread” shall mean:

Type of Mortgage Loan	Percentage

Conforming Mortgage Loans, Eligible Government Mortgage Loans, Eligible Correspondent Mortgage Loans and Category 1 High LTV VA Refinance Loans	3.25%

Jumbo Mortgage Loans and Category 2 High LTV VA Refinance Mortgage Loans	3.50%

Aged Mortgage Loans	4.00%

Mortgage Loans exceeding the applicable Transaction Term Limitation	12.00%

“Purchase Price Percentage” shall mean:

Type of Mortgage Loan	Percentage

Conforming Mortgage Loans, Eligible Government Mortgage Loans, Jumbo Loans with Buyer as the Takeout Investor and Category 1 High LTV VA Refinance Mortgage Loans	98%

Category 2 High LTV VA Refinance Mortgage Loans	80%

Jumbo Mortgage Loans with Takeout Investor other than Buyer	95%

Eligible Correspondent Mortgage Loans	97%

Aged Mortgage Loans	[The applicable percentage set forth above less 10%](1)

“Test Date” shall mean the last day of each calendar month with respect to Sections 3(i), 3(ii) and 3(iv) of this Pricing Letter and the last day of each fiscal quarter with respect to Sections 3(iii) and 3(v) of this Pricing Letter.

(b)                                 The following new definitions are added to the Pricing Letter in the appropriate alphabetical order:

“Category 1 High LTV VA Refinance Mortgage Loan” shall mean a VA Loan that (a) is a refinance Mortgage Loan, (b) is a fully-underwritten Mortgage Loan with a new Appraisal (i.e. not a streamline refinance), (c) has an LTV of greater than 100% but not more than 105% and (d) has a FICO score of not less than 620.

“Category 2 High LTV VA Refinance Mortgage Loan” shall mean a VA Loan that (a) is a refinance Mortgage Loan, (b) is a fully-underwritten Mortgage Loan with a new Appraisal (i.e. not a streamline refinance), (c) has an LTV of greater than 105% but not more than 115% and (d) has a FICO score of not less than 680.

“Eligible Correspondent Mortgage Loan” shall mean a Conforming Mortgage Loan or an Eligible Government Mortgage Loan not originated by Seller but otherwise meeting all eligibility requirements under the Facility Documents.

“High LTV VA Refinance Loan” means a Category 1 High LTV VA Refinance Mortgage Loan or a Category 2 High LTV VA Refinance Mortgage Loan.

“VA Loan” means a Mortgage Loan that is the subject of a VA Loan Guaranty Agreement as evidenced by a loan guaranty certificate.

“VA Loan Guaranty Agreement” means the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, as amended.

(c)                                  Section 12(d)(ii) of the Repurchase Agreement is amended and restated in its entirety as follows:

(ii) The Financial Reporting Party shall furnish to Buyer Financial Statements and Compliance Certificates (attached as Exhibit “A” to the Pricing Letter) on a monthly basis within fifteen (15) days after the end of the month, including the last month of each fiscal quarter, subject to end year adjustments.  In addition to the foregoing, the Financial Reporting Party shall furnish to Buyer, in clearly delineated line items, the results of the Financial Reporting Party’s hedging activities for the month.

(d)                                 Section QQ. of Schedule 1 to the Repurchase Agreement is amended and restated in its entirety as follows:

QQ.                                   Except for any Mortgage Loan that is an Eligible Correspondent Mortgage Loan, the Mortgage Loan was completely originated, underwritten, closed, funded and packaged by the applicable Seller.

SECTION 2.                            Defined Terms.  Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 3.                            Limited Effect.  Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.  Reference to this First Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 4.                            Representations.  In order to induce Buyer to execute and deliver this First Amendment, each Seller hereby jointly and severally represents to Buyer that as of the date hereof, except as otherwise expressly waived by Buyer in writing, each Seller is in full compliance with all of the terms and conditions of the Agreement including without limitation, all of the representations and warranties and all of the affirmative and negative covenants, and no Default or Event of Default has occurred and is continuing under the Agreement.

SECTION 5.                            Governing Law. This First Amendment and any claim, controversy or dispute arising under or related to or in connection with this First Amendment, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law which shall govern.

SECTION 6.                            Counterparts.  This First Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same agreement.  This First Amendment, to the extent signed and delivered by facsimile or other electronic means, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  No signatory to this First Amendment shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such Person forever waives any such defense.

SECTION 7.                            Guarantor.  Guarantor acknowledges and agrees that nothing contained herein, and Guarantor’s signature hereon, shall not be deemed an acknowledgement,  a course of conduct, a waiver or an amendment of the provisions of the Facility Guaranty, which continue in full force and effect and do not require the Guarantor’s consent to the actions taken hereunder.

IN WITNESS WHEREOF, Sellers, Guarantor and Buyer have caused this First Amendment to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

/s/ Todd R. Taylor
Excel Mortgage Servicing, Inc.
Name:	Todd R. Taylor
Title:	EVP/CFO
Seller

/s/ Todd R. Taylor
AmeriHome Mortgage Corporation
Name:	Todd R. Taylor
Title:	EVP/CFO
Seller

/s/ Todd R. Taylor
Integrated Real Estate Service Corporation
Name:	Todd R. Taylor
Title:	EVP/CFO
Guarantor

/s/ Paul Chimielinski
EverBank
Name:	Paul Chimielinski
Title:	V.P.
Buyer